EX-99.906CERT


                                  CERTIFICATION

         Michael J. Wagner, President, and Andrew Rogers, Treasurer of North Country Funds (the "Registrant"), each certify to the best of his knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                  Treasurer
North Country Funds                        North Country Funds


/S/MICHAEL J. WAGNER                      /S/ANDREW ROGERS
-----------------------------------      ---------------------------------------
Michael J. Wagner                        Andrew Rogers
Date:    FEBRUARY 4, 2004                Date:    FEBRUARY 4, 2004
      -----------------------------      ---------------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to North Country Funds and will be retained by North Country Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


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